UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ARTERIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903Arteris, Inc.Annual Meeting of StockholdersTuesday, June 3, 2025 8:30 AM, Pacific TimeAnnual meeting to be held virtually via the internet—please visit www.proxydocs.com/AIP for more details.You must register to attend the meeting online and/or participate at www.proxydocs.com/AIPFor a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/AIPTo vote your proxy while visiting this site, you will need the 12 digit control number in the box below.This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 23, 2025.Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-KImportant Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 3, 2025 For Stockholders of record as of April 10, 2025To order paper materials, use one of the following methods.Internet: www.investorelections.com/AIPCall:1-866-648-8133Email: paper@investorelections.com* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions.SEE REVERSE FOR FULL AGENDACopyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Arteris, Inc. Annual Meeting of StockholdersTHE BOARD OF DIRECTORS RECOMMENDS A VOTE:    FOR PROPOSALS 1 AND 2PROPOSAL1. Election of Class I directors whose current terms will expire at the annual meeting of stockholders to be held in 2025.1.01 K. Charles Janac1.02 S. Atiq Raza2. To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Deloitte & Touche LLP, as the independent registered public accounting firm and independent auditor of the Company for its year ending December 31, 2025;3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.